UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2015

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Draft Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, The WhiteWave Foods Company (“WhiteWave”) announced several changes in its senior management team.

Appointment of Chief Operating Officer (Principal Operating Officer)

On November 12, 2015, WhiteWave’s Board of Directors promoted Blaine E. McPeak to the newly created position of Chief Operating Officer of WhiteWave effective on December 1, 2015. He will assume responsibility for all global operations of the company and will report to Gregg L. Engles, WhiteWave’s Chairman of the Board and Chief Executive Officer. Also effective December 1, 2015, the Board promoted Kevin C. Yost to U.S. Group President, Americas Foods and Beverages, overseeing WhiteWave’s U.S. businesses including Silk, So Delicious, Horizon, Wallaby Organic, Earthbound Farm and International Delight. Mr. Yost will report to Mr. McPeak.

Blaine E. McPeak, age 49, has served as Executive Vice President and President, Americas Foods & Beverages since 2009. Mr. McPeak has lead the Americas Foods & Beverages business in growing its core businesses, expanding geographically, collaborating on M&A initiatives, and building a strong, talented organization. He joined WhiteWave in 2007 as the President of Horizon Organic and, in 2008, was named President of the Horizon, Silk, and Rachel’s Organic U.K. businesses. Prior to joining WhiteWave, Mr. McPeak held several senior management roles at Kellogg Company, a consumer packaged food company, from 1994 to 2007. In leading Kellogg’s Wholesome Snack division, Frozen Foods division, and Kashi Company, he oversaw strategy and delivery of financial performance for sales, marketing, finance, supply chain, and R&D functions/units.

Kevin C. Yost, age 49, has served as Executive Vice President and President, Americas Fresh Foods since January 2014. Prior to joining WhiteWave, Mr. Yost was employed by Dean Foods Company from February 2010 through 2012, where he served as President of Morningstar Foods from September 2010 to January 2013, and as Senior Vice President and General Manager, ESL from March 2010 to September 2010. After Dean Foods Company’s January 2013 sale of the Morningstar business to Saputo, Inc., a global food and beverage company, Mr. Yost served as President and Chief Operating Officer of the Dairy Foods Division (USA) of Saputo, Inc. He previously served in executive management roles at Swift & Company and ConAgra Foods.

No immediate adjustments will be made to Mr. McPeak’s or Mr. Yost’s compensation; however the Board will consider adjustments to their compensation to reflect their promotions during WhiteWave’s annual compensation review cycle in early 2016.

Departure of Chief Financial Officer and Appointment of Successor

WhiteWave announced that on November 12, 2015, Kelly J. Haecker, Executive Vice President and Chief Financial Officer, notified the company that he will leave WhiteWave on March 31, 2016 to spend more time with his family. WhiteWave also announced that its Board of Directors has appointed Gregory S. Christenson to the position of Executive Vice President and Chief Financial Officer of WhiteWave, effective April 1, 2016, to succeed Mr. Haecker. Over the course of the next four months Mr. Haecker will ensure a smooth transition of his responsibilities to Mr. Christenson.

Gregory S. Christenson, age 48, has served as Senior Vice President and Chief Financial Officer, Americas Foods & Beverages, since June 2013 and has strengthened the capabilities of the finance, accounting and IT functions within that segment and supported the business’ strategic growth initiatives, including integrating acquired businesses and partnering with business leaders to deliver Americas Foods & Beverages’ strong business results. Prior to joining WhiteWave, Mr. Christenson was Vice President and Chief Financial Officer of Oberto Brands, a meat snacks company, from January 2011 to June 2013, where he was responsible for the finance, accounting, treasury, information systems, procurement, strategy, legal and risk management functions. Before that he spent 14 years at Kraft Foods, Inc., one of the largest consumer packaged food and beverage companies, where he held various management positions of increasing responsibility, most recently as Director of Finance, Cheese, a business with over $2.5 billion in sales.

No immediate adjustments will be made to Mr. Christenson’s compensation; however the Board will consider adjustments to his compensation to reflect his promotion during WhiteWave’s annual compensation review cycle in early 2016.

The press release issued by WhiteWave on November 16, 2015 announcing these management changes is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99 – Press release dated November 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

November 16, 2015	By:	Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release dated November 16, 2015